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                                                                      EXHIBIT 11


                       COMPUTATION OF EARNINGS PER SHARE


                                                      THREE MONTHS ENDED
                                                           JUNE 30,
                                                   -------------------------
                                                      1997          1996
                                                   -----------   -----------
PRIMARY:

Net income.......................................  $ 6,578,000   $ 4,050,000
                                                   ===========   ===========
Weighted average shares outstanding..............   21,102,611    19,494,449

Net effect of dilutive stock warrants based
 on the Treasury Stock method using average
 market price....................................           --        27,174

Net effect of dilutive stock options based on
 the Treasury Stock method using average
 market price....................................      433,902       299,034
                                                   -----------   -----------
                                                    21,536,513    19,820,657
                                                   ===========   ===========
Primary earnings per common share................  $      0.31   $      0.20
                                                   ===========   ===========
FULLY DILUTED:

Net income.......................................  $ 6,578,000   $ 4,050,000
Interest expense on convertible notes,
 net of tax......................................    1,029,000            --
                                                   -----------   -----------
                                                   $ 7,607,000   $ 4,050,000
                                                   ===========   ===========
Weighted average shares outstanding..............   21,102,611    19,494,449

Net effect of dilutive stock warrants based
 on the Treasury Stock method using end of
 period market price.............................           --        27,174

Net effect of dilutive stock options based
 on the Treasury Stock method using end of
 period market price.............................      464,459       299,034

Shares from assumed conversion of
 convertible notes...............................    4,286,520            --
                                                   -----------   -----------
                                                    25,853,590    19,820,657
                                                   ===========   ===========
Fully diluted earnings per common share..........  $      0.29   $      0.20
                                                   ===========   ===========